Exhibit 10.59

2006 ITT EDUCATIONAL SERVICES, INC.

EQUITY COMPENSATION PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

(TIME-BASED VESTING)

This Agreement ("Agreement"), effective as of the ____ day of ______________, 2____, is by and between ITT Educational Services, Inc. ("Company") and _____________ ("Grantee").

The Grantee now serves the Company or a Subsidiary as either an Employee or a Non-Employee Director, and in recognition of the Grantee's valued services, the Company, through the Committee, desires to provide an opportunity for the Grantee to receive an award, pursuant to the provisions of the 2006 ITT Educational Services, Inc. Equity Compensation Plan ("Plan"), the value of which is based on the Company's stock, further aligning the Grantee's interests with those of the Company's stockholders.

In consideration of the terms and conditions of this Agreement and the Plan, the terms of which are incorporated as a part of this Agreement, the parties agree as follows:

1.            Grant of Restricted Stock Units. The Company hereby awards the Grantee ___________ Restricted Stock Units.

2.            Vesting/Period of Restriction. Subject to the terms of the Plan and this Agreement, including paragraph 6 below, the Period of Restriction will expire, and all of the Restricted Stock Units subject to this Award will become fully vested, on __________ ___, 2____ (time-based restriction – at least 3 years).

3.            Non-transferability. Except as otherwise provided in this Agreement or the Plan, the Grantee may not sell, assign, transfer, pledge or otherwise dispose of or encumber any of the Restricted Stock Units, or any interest therein. Any purported sale, assignment, transfer, pledge or other disposition or encumbrance in violation of this Agreement or the Plan will be void and of no effect. The Restricted Stock Units shall be subject to forfeiture until the Grantee becomes vested in the Award according to the schedule set forth in paragraph 2 of this Agreement.

4.            Settlement and Payment of the Award. On the first business day after the Period of Restriction expires (the "Settlement Date"), or as soon as administratively practicable thereafter, settlement and payment of the Restricted Stock Units subject to this Award shall be made. The Restricted Stock Units subject to this Award shall be settled and paid in [Shares, in the amount of one Share for each Restricted Stock Unit being settled, either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Company in its discretion] [cash, in an amount equal to the Fair Market Value of a Share on the Settlement Date, multiplied by the number of Restricted Stock Units being settled], subject to paragraphs 7 and 9 below.

5.            Limitations on Rights. The Restricted Stock Units do not provide the Grantee with any rights of a stockholder of the Company. The Grantee shall have no rights as a stockholder of the Company, no rights to regular, periodic cash dividends or dividend equivalents and no voting rights with respect to the Restricted Stock Units or any Shares issuable in respect of such Restricted Stock Units, until Shares, if any, are actually delivered to and held of record by the Grantee. Until any Restricted Stock Units are actually paid, the Restricted Stock Units will be unfunded, unsecured obligations of the Company.

6.            Termination of Service. Upon termination of the Grantee's employment or service due to death or Disability, the Period of Restriction with respect to the Restricted Stock Units will lapse immediately, the Award will become fully vested, and the Restricted Stock Units will be settled as of the date of termination of employment or service (the "Settlement Date") and paid immediately thereafter in the form specified in paragraph 4 of this Agreement. Upon termination of the Grantee's employment or service due to Retirement, the Grantee will retain his or her unvested Restricted Stock Units, the Period of Restriction will lapse in accordance with the schedule set forth in paragraph 2 of this Agreement, and the settlement and payment of such Restricted Stock Units will occur at the time and in the form specified in paragraph 4 of this Agreement. Upon termination of the Grantee's employment or service for any reason other than death, Disability or Retirement, the Grantee will forfeit immediately after the termination of employment or service all of his or her Restricted Stock Units that are unvested as of the date of termination of employment or service.

7.            Limitation on Payments to Key Employees. Notwithstanding any other provision of this Agreement or the Plan, and to the extent required to comply with the standards established in Section 409A of the Code, if the Grantee is a "specified employee" (within the meaning of Section 409A(a)(2)(B) of the Code) of the Company and the Grantee's employment or service with the Company terminates, the Grantee shall not receive any payment of the vested Restricted Stock Units before the date (the "Permissible Payment Date") that is six months after the date of the Grantee's termination of employment or service with the Company, or, if earlier, the death of the Grantee. If the preceding sentence applies, the Permissible Payment Date shall be the Settlement Date for the award, and the Company shall make payment of the Restricted Stock Units in the form specified in paragraph 4 of this Agreement upon or promptly after the Permissible Payment Date.

8.            Change in Control. As provided in Section 19 of the Plan, upon the occurrence of a Change in Control, the restrictions applicable to this Award of Restricted Stock Units may lapse before the expiration of the Period of Restriction in paragraph 2.

9.            Withholding. Prior to the delivery of any Shares or cash pursuant to this Award, the Company has the right and power to deduct or withhold, or require the Grantee to remit to the Company, an amount sufficient to satisfy all applicable tax withholding requirements, which shall not exceed the amount determined by the applicable minimum statutory tax withholding rate (or such other rate as will not result in a negative accounting impact). [Use if Shares to be delivered upon settlement: The Company may permit or require the Grantee to satisfy all or part of the tax withholding obligations in connection with this Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares already owned for a period of at least six (6) months (or such longer or shorter period as may be required to avoid a charge to earnings for financial accounting purposes), in each case having a value equal to the amount to be withheld. For these purposes, the value of the Shares to be withheld or delivered will be equal to the Fair Market Value as of the date that the taxes are required to be withheld.]

10.          Notices. All notices and other communications required or permitted under this Agreement shall be written and delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt required, addressed as follows: if to the Company, to the Company's executive offices in Carmel, Indiana, and if to the Grantee or his or her successor, to the address last furnished by the Grantee to the Company. Notwithstanding the foregoing, though, the Company may authorize notice by any other means it deems desirable or efficient at a given time, such as notice by facsimile or electronic mail (e-mail).

11.          No Employment Rights. Neither the Plan nor this Agreement confers upon the Grantee any right to continue in the employ or service of the Company or a Subsidiary or interferes in any way with the right of the Company or a Subsidiary to terminate the Grantee's employment or service at any time.

12.          Defined Terms. All of the defined terms, or terms that begin with capital letters and have a special meaning for purposes of this Agreement, have the meaning ascribed to them in this Agreement. All defined terms to which this Agreement does not ascribe a meaning have the meaning ascribed to them in the Plan.

13.          Plan Controlling. The terms and conditions set forth in this Agreement are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations of the Company are binding and conclusive upon the Grantee and his or her legal representatives. The Grantee agrees to be bound by the terms and provisions of the Plan.

                The Company and the Grantee have executed this Agreement as of the date first above written.

________________________________
[GRANTEE SIGNATURE]
Print Name: ______________________

ITT EDUCATIONAL SERVICES, INC.

By: ________________________________
Print Name: _________________________
Title: _______________________________